As filed with the Securities and Exchange Commission on January 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3514457
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

699 Boylston Street

Eighth Floor

Boston, Massachusetts 02116

(617) 600-4313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Ticktin

Senior Vice President, General Counsel and Secretary

EPIRUS Biopharmaceuticals, Inc.

699 Boylston Street

Eighth Floor

Boston, Massachusetts 02116

(617) 600-4313

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos, Esq.
Philip P. Rossetti, Esq.
Latham & Watkins LLP
John Hancock Tower, 27th Floor
200 Clarendon Street
Boston, MA  02116
(617) 948-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-183538

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	$512,000	$59.49	(1)

(1)        Fee calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Registrant previously registered an aggregate of $75,000,000 of Common Stock on a Registration Statement on Form S-3 (File No. 333-183538), as amended, which was declared effective on September 17, 2012, and for which a filing fee of $5,895.00 was previously paid.  In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Common Stock having a proposed maximum aggregate offering price of $512,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement relates to the public offering of common stock, par value $0.001 per share, of the Registrant contemplated by the Registration Statement on Form S-3, as amended (File No. 333-183538), initially filed with the Commission by the Registrant on August 24, 2012 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement.  The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference, other than the exhibits included herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of January, 2015.

EPIRUS BIOPHARMACEUTICALS, INC.

By:	/s/ AMIT MUNSHI
Amit Munshi
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ AMIT MUNSHI	President, Chief Executive Officer and Director (principal executive officer)	January 29, 2015
Amit Munshi

/s/ THOMAS SHEA	Chief Financial Officer (principal financial and accounting officer)	January 29, 2015
Thomas Shea

/s/ MARK H.N. CORRIGAN	Director	January 29, 2015
Mark H.N. Corrigan

/s/ WILLIAM HUNTER	Director	January 29, 2015
William Hunter

/s/ J. KEVIN BUCHI	Director	January 29, 2015
J. Kevin Buchi

/s/ GEOFFREY DUYK	Director	January 29, 2015
Geoffrey Duyk

/s/ DAOTIAN FU	Director	January 29, 2015
Daotian Fu

/s/ JULIE MCHUGH	Director	January 29, 2015
Julie McHugh

/s/ SCOTT ROCKLAGE	Director	January 29, 2015
Scott Rocklage

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Ernst & Young LLP

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